Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

February 18, 2025

Northpointe Bancshares, Inc.

3333 Deposit Drive Northeast

Grand Rapids, Michigan 49546

Re:	Northpointe Bancshares, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Northpointe Bancshares, Inc., a Michigan corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof to register under the Act 3,803,436 shares of the Company’s common stock (the “Shares”), which may be issued by the Company under certain Company compensatory plans, as follows: (i) 3,650,470 Shares that may be granted or issued under the Northpointe Bancshares, Inc. Omnibus Incentive Plan (the “Omnibus Plan”); (ii) 84,000 Shares underlying previously-granted and outstanding stock options (“Outstanding Stock Options”); (iii) 68,966 Shares that may be issued or distributed in connection with investments in the ESOP under the Company’s 401(k) plan (“401(k) Plan” and, together with the Omnibus Plan and the Outstanding Stock Options, the “Plans”)); and (iv) such additional Shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plans. This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

In connection with our opinion below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of such opinion, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and others delivered to us and (c) made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion. In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies and (iv) the legal capacity of all natural persons executing documents.

Alston & Bird LLP	www.alston.com

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Northpointe Bancshares, Inc.

February 18, 2025

Based upon and subject to the foregoing and the additional qualifications set forth below, we are of the opinion that the Shares to be issued under the Plans are duly authorized, and, when issued by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

This opinion is based on the laws of the State of Michigan, as currently in effect. We do not express any opinion as to the effect of the laws of any other jurisdiction.

This opinion letter is provided for use solely in connection with the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the opinion above, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act, or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

By:	/s/ Alston & Bird LLP
Alston & Bird LLP